UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: March 25, 2009

CHINA NATURAL GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-31539	98-0231607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian,710065, Shaanxi Province
China
(Address of principal executive offices)

86-29-88323325
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

On March 25, 2009, Mr. Richard Peidong Wu, resigned as the Chief Financial Officer of China Natural Gas, Inc. (the “Company”) effective April 30, 2009. Mr. Wu’s resignation was due to health and family reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: March 27, 2008	/s/ Qinan Ji
Qinan Ji Chief Executive Officer